==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 10, 2003 (APRIL 9, 2003)

                              --------------------

                         NATURAL RESOURCE PARTNERS L.P.
             (Exact name of registrant as specified in its charter)

            DELAWARE                      001-31465            35-2164875
  (State or other jurisdiction        (Commission File       (I.R.S. Employer
of incorporation or organization)         Number)           Identification No.)

       601 JEFFERSON, SUITE 3600
            HOUSTON, TEXAS                                       77002
(Address of principal executive offices)                       (Zip code)


       Registrant's telephone number, including area code: (713) 751-7507

 ==============================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


         The Company announced today that two of its subsidiaries, CSTL LLC and WBRD LLC, completed the acquisition of more than 290,000 mineral acres containing over 300 million tons of coal reserves from two subsidiaries of Alpha Natural Resources, LLC, effective April 1, 2003. All of the reserves are located in Virginia. Prior to the acquisition, subsidiaries of Alpha Natural Resources and third parties operated mines on the property. The Company will lease all of the reserves to subsidiaries of Alpha Natural Resources and third parties and will not conduct mining operations on the reserves.

         The Company paid $53.625 million in cash for the reserves, based upon its estimate of future cash flows relating to the reserves. The funds used to complete the acquisition were borrowed under the Company's revolving credit facility with PNC Bank, National Association; Branch Banking and Trust Company; Bank of Montreal; BNP Paribas; The Huntington National Bank; Southwest Bank of Texas; Citibank, N.A. and Wachovia, National Association. None of the Company, its affiliates, its directors or officers or their associates has a material relationship with Alpha Natural Resources.

         The Company has filed the press release announcing the completion of the acquisition as Exhibit 99.1 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.             Description

99.1                    Press release issued April 10, 2003

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NATURAL RESOURCE PARTNERS L.P.
                                         (Registrant)

                                         By:  NRP (GP) LP
                                              its General Partner

                                         By:  GP Natural Resource Partners LLC
                                              its General Partner

                                              /s/ Charles H. Kerr
                                              ---------------------------------
                                              Charles H. Kerr
                                              Secretary

Dated: April 10, 2003

                                  EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION

99.1                       Press release issued April 10, 2003